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EXHIBIT INDEX



Exhibit No.     Description     Page
-----------     -----------     ----

     A     Consolidated Balance Sheet at     Filed
          September 30, 1999 herewith
          (Unaudited, subject to adjustment)

     B1     Consolidated Statement of Income andFiled
          Accumulated Deficit For the Quarterherewith and Nine Months ended September 30, 1999
          (Unaudited, Subject to Adjustment)

     C1     Consolidated Statement of Cash Flows     Filed
          For the Quarter and Nine Months ended     herewith
          September 30, 1999
          (Unaudited, Subject to Adjustment)

     B2     Consolidated Statement of Income andFiled
          Accumulated Deficit For the Twelve      herewith
          Months ended September 30, 1999
          (Unaudited, Subject to Adjustment)

     C2     Consolidated Statement of Cash Flows     Filed
          For the Twelve Months ended September 30, 1999     herewith
          (Unaudited, Subject to Adjustment)